Exhibit 10.39.3

SETTLEMENT OF DISPUTE OVER NIKISKI COGENERATION PLANT
SYSTEM USE AND DISPATCH AGREEMENT AND
PREMIUM DEMAND CHARGES UNDER HEA PSA

          Chugach Electric Association, Inc. ( Chugach) and Alaska Electric and Energy Cooperative, Inc. and Homer Electric Association, Inc. (collectively referred to as “HEA”) have discussed the matter of their disparate interpretations of the Nikiski Cogeneration Plant System Use and Dispatch Agreement (Dispatch Agreement) and have agreed on a mutually satisfactory settlement of their differences with respect to the Dispatch Agreement and Chugach’s claim for Premium Demand charges under the HEA Power Sales Agreement with Chugach (HEA PSA) as follows:

          Chugach agrees to dispatch HEA’s shares of Bradley Lake output for $30,000/per calendar year subject to any changes in law or directive of governmental authority. This annual fee shall be payable on the last business day of June of each year for the duration of this settlement agreement (Settlement).

          This Settlement will remain in effect until the earlier of (a) the termination or expiration of the HEA PSA; (b) Chugach and HEA agree in writing to terminate this Settlement; or (c) HEA notifies Chugach that HEA is unable to acquire satisfactory gas supplies to provide for AEG&T Use (as defined in the Dispatch Agreement) and on that basis elects to terminate this Settlement.

          Chugach shall dispatch HEA’s share of Bradley Lake output, to the extent it is available, to minimize HEA’s demand on Chugach’s monthly system peaks so as to minimize, to the extent possible, any Premium Demand charge or claim by Chugach, and Chugach shall calculate any such charge as though Chugach had complied perfectly with such dispatching obligation.

          HEA understands that while the parties believe that having Chugach dispatch HEA’s share of Bradley Lake output is likely to greatly reduce the claim from Chugach

SETTLEMENT AGREEMENT

for Premium Demand charges, it will not eliminate the potential of such a claim. So long as this Settlement is in effect, and for service rendered from December 1, 2007, forward, HEA will not contest and will promptly pay all Premium Demand charges assessed by Chugach, as calculated under the terms of this Settlement.

          Chugach agrees that it will inquire as to natural gas availability from Marathon Oil Company and from ENSTAR for AEG&T Use in order to develop a supply of gas for AEG&T Use that can be used to further reduce Chugach’s claim for Premium Demand charges. Chugach will report the results to HEA within 180 days of the date of this settlement agreement.

          Chugach shall not be responsible for obtaining and does not warrant that it will obtain a supply of fuel for AEG&T Use. HEA agrees to use its best efforts to obtain AEG&T Use fuel on commercially reasonable terms. Chugach and HEA agree to cooperate in good faith on scheduling AEG&T Use fuel if any such scheduling is required.

          Chugach will calculate charges for the Bradley Lake dispatch set out in this Settlement to include $2,500 for December of 2006 and $30,000 for all of 2007.

          Chugach   will    recalculate   Premium   Demand   charges   through   November  30,  2007,  to   reflect  a
re-dispatched HEA share of Bradley Lake output resulting in the following past Premium Demand Charges under the HEA PSA:

          December 2006 - $24,181

          January 2007 - $58,486

          September 2007 - $12,693

          The result is that the total payable by HEA to Chugach through November 30, 2007, under this Settlement is $127,860. HEA agrees to pay this amount within 30 days after the date of this settlement agreement.

SETTLEMENT AGREEMENT

          The parties intend by this agreement to fully and completely settle all past claims for Premium Demand charges through November 30, 2007, and to agree on how Premium Demand Charges will be computed thereafter for so long as this Settlement is in effect. This Settlement represents a compromise of a disputed claim for the convenience of the parties and by executing this agreement and compromising with respect to the charges to be paid by HEA to and accepted by Chugach, neither party is agreeing to the other party’s interpretation of the Dispatch Agreement or to the impact of those interpretations on Premium Demand charges under the HEA PSA. To the contrary, each party continues to maintain the correctness of its interpretation of the Dispatch Agreement, and reserves the right to assert its interpretation of the Dispatch Agreement and questions relating to the assessment of the Premium Demand charges at any time in an appropriate forum after this Settlement has been terminated but only as to charges that have been asserted for events after this Settlement has been terminated. This Settlement and HEA’s payment of any amount hereunder and Chugach’s acceptance of the amounts to be paid hereunder cannot and will not be used as evidence to support either party’s position in any proceeding in which HEA challenges Chugach’s assessment of any demand charge for services delivered after the termination of this Settlement.

          With respect to the foregoing agreements the parties hereby acknowledge that they are aware that they or their attorneys may hereafter discover claims, facts, damages or injuries based upon, relating to or arising out of the subject matter of this Settlement but that it is nevertheless their intention to hereby fully, finally and forever settle and release all of the claims known or unknown, suspected or unsuspected, which each has against the other based upon, relating to, or arising out of the subject matter of this Settlement to the extent described herein. In furtherance of such intention, the agreements reached shall be and remain in effect as a full and complete general release to the extent described

SETTLEMENT AGREEMENT

herein notwithstanding the discovery or existence of any additional or different claims, facts, damages or injuries. The parties are aware of the decision in the case of Witt v. Watkins, 579 P.2d 1065 (Alaska 1978). The parties expressly waive and relinquish any and all rights and benefits which they may have under, or which may be conferred upon them by, the holding in Witt v. Watkins or any other similar case law decision, statute or other legal authority law of the State of Alaska, of any other state or territory of the United States, of the United States, or of any foreign country, to the fullest extent that they may lawfully waive such rights or benefits pertaining to the subject matter of this Settlement.

          The parties are aware of the decisions in the cases of Young v. State, 455 P.2d 889 (Alaska 1969) and Totem Marine Tug & Barge, Inc. v. Alyeska Pipeline Service Co., 584 P.2d 15 (Alaska 1978), and any protections of the holdings therein relevant to the present case are hereby waived and relinquished. It is the true intent and desire of HEA and Chugach to fully release all individuals, firms, corporations or other business entities related to HEA and Chugach who may in any way have been connected with any claims released herein as fully as though they were specifically listed and named herein. The parties acknowledge their freedom of choice and understand that they do not need to consent to the terms of this Agreement, and further acknowledge the availability of other reasonable alternatives and adequate remedies, but have nonetheless freely, voluntarily, and intentionally chosen not to pursue the same for the purpose of making a full, final, and complete compromise of the disputes settled herein

          HEA and Chugach each shall bear all attorney’s fees and costs arising from the actions of their own counsel in connection with the drafting and negotiation of this Settlement.

SETTLEMENT AGREEMENT

          This Settlement constitutes the entire agreement between HEA and Chugach relating to the settlement of the subject of this Settlement. No statements, communications, letters or other agreements, whether written or verbal, relating to this Settlement shall have any force or effect unless embodied in this Settlement.

          HEA and Chugach each agree to support jointly the reasonableness or adequacy of this Settlement in all proceedings in which its reasonableness or adequacy is at issue. A determination by any court or administrative agency with jurisdiction over this matter that this Settlement is not reasonable or adequate shall render this Settlement null and void.

          HEA and Chugach each individually represents, warrants and agrees that it has the full right and authority to enter into this Settlement, and to provide the covenants set forth in this Settlement, and that the party or representative executing this Settlement has the full right and authority to commit and bind such party according to the provisions hereof.

          This Settlement represents the compromise of disputed claims. This Settlement shall be binding upon and inure to the benefit of the parties hereto and their predecessors, successors, heirs, assigns, and representatives.

          Dated this 15 day of January, 2008.

HOMER ELECTRIC ASSOCIATION, INC.
AND ALASKA ELECTRIC AND
ENERGY, INC.
By:

Bradley P. Janorschke, General Manager

CHUGACH ELECTRIC ASSOCIATION, INC.
By:

Bradley Evans, CEO

SETTLEMENT AGREEMENT